EXHIBIT  23.2





                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated March 15, 2000 on our examination of the Pro Forma Combined Statement of Income of SEMCO Energy, Inc. for the year ended December 31, 1999.


Arthur  Andersen  LLP


Detroit,  Michigan,
March  15,  2000